THIRD AMENDING AGREEMENT

THIS AGREEMENT is made as of the 3rd day of August, 2021 (the "Agreement").

BETWEEN:

RIC (NASH) INC.

(the "Vendor")

- and -

SUSGLOBAL ENERGY CANADA I LTD.

(the "Purchaser")

RECITALS:

A. The Purchaser and the Vendor entered into an agreement of purchase and sale dated February 10, 2021 (the "APS") with respect to the purchase and sale of the Purchased Assets.

B. The APS was amended by way of an amending agreement dated April 8, 2021, a waiver and amending agreement dated May 20, 2021, and has subsequently been amended and extended via email between counsel to the Purchaser and Vendor (the APS, together with the aforementioned amending and extension agreements and as further amended, modified and extended from time to time, the "Purchase Agreement").

C. The parties hereto have agreed to amend certain terms of the Purchase Agreement, all on the terms hereinafter set forth.

D. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of $10.00, the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The recitals hereto are true and accurate in all material respects.

2. The defined term "Closing Date" is hereby amended by deleting the definition of Closing Date in its entirety, and replacing it with the following:

""Closing Date" means August 17, 2021."

3. The following shall be added as new Section 3.1(c), with existing Section 3.1(c) and 3.1(d) becoming new Sections 3.1(d) and 3.1(e), respectively:

"By issuance, to and in favour of the Vendor, of 300,000 common shares in SusGlobal Energy Corp., such shares to be issued at market value based on their trading value on OTCQB as of Closing (the Vendor acknowledging that such shares trade, and will be valued, in USD);"

4. The following shall be added as a new Section 3.3(c):

"The Purchaser and Vendor acknowledge and agree that on account of switchgear and other electrical items stolen from the Building prior to Closing (such items, collectively, the "Switchboard Items"), the Vendor will credit the Purchaser, as an adjustment on Closing, in the amount of THREE HUNDRED AND SEVENTY FIVE THOUSAND DOLLARS ($375,000) against the funds due to the Vendor pursuant to Section 3.1(c).

In addition to the representations and warranties of the Vendor contained in Section 6.1, the Vendor further represents and warrants that all relevant information pertaining to the break-in and theft of the Switchboard Items has been disclosed to the Purchaser.

Subject to the Purchaser's right to make a Claim under Section 6.3 in the event of an inaccuracy in the foregoing representation and warranty, the Purchaser shall, from and after Closing, forever release and discharge the Vendor of any Claim it may have against the Vendor with respect to the Switchboard Items. "

5. The following shall be added as a new Section 3.3(d):

"In addition to the representations and warranties of the Vendor contained in Section 6.1, the Vendor further represents and warrants that, to its knowledge, the Ministry of the Environment, Conservation and Parks ("MECP") is in receipt of at least $60,550 in cash security comprising the Financial Assurance in respect of the Environmental Compliance Approvals relating to the Property (the "FA Security").

Notwithstanding the foregoing, the Parties shall communicate with MECP following Closing to determine the exact amount of FA Security currently being held by MECP. The Parties shall also deliver a post-closing undertaking on Closing to readjust, if and as necessary, promptly following confirmation from MECP as to the amount of FA Security currently being held, the intent being for the Vendor to be reimbursed, either by MECP or by the Purchaser (if such FA Security can be transferred to the Purchaser), for any FA Security currently being held by MECP, upon completion of transfer of the existing Environmental Compliance Approvals in respect of the Property to the Purchaser."

For greater certainty, the Purchaser shall be responsible for any additional funds that MECP may require be held as security under the existing Environmental Compliance Approvals in respect of the Property upon completion of transfer of the existing Environmental Compliance Approvals in respect of the Property to the Purchaser."

6. Sections 7.2 and 7.3 shall each be amended so as to add the below as a new Section 7.2(j) and 7.3(h), with existing Section 7.2(j) becoming Section 7.2(k) and Section 7.3(h) becoming Section 7.3(i):

"the post-closing undertaking in respect of the FA, as contemplated by Section 3.3(d) hereof; and"

7. The Purchase Agreement, as amended by this Agreement, is hereby ratified and confirmed and is binding upon the parties hereto in accordance with its terms and, except as expressly provided in this Agreement, remains unamended and in full force and effect and time shall continue to be of the essence.

8. This Agreement may be executed in counterparts, each of which shall be an original and all counterparts together shall constitute a single document. The fact of execution of this Agreement may be communicated to the other parties by facsimile or email (with a .pdf attachment) transmission of the signature page of this Agreement.

9. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have executed this Agreement as of the first date written above.

SUSGLOBAL ENERGY CANADA I LTD.

Per:
Name: Marc Hazout
Title: President and CEO

Per:
Name:
Title:

RIC (NASH) INC.

Per:
Name: Richard Weldon
Title: President

Per:
Name:
Title: